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                                                                     EXHIBIT 8.2
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                        BROBECK, PHLEGER & HARRISON LLP
                                1633 Broadway
                                  47th Floor
                              New York, NY 10019

                                April 21, 1998

Logic Works, Inc.
University Square at Princeton
111 Campus Drive
Princeton, New Jersey 08540

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel for Logic Works, Inc. ("Logic Works"), a Delaware corporation, in connection with the preparation and filing by PLATINUM technology, inc. ("PLATINUM"), a Delaware corporation, of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance of up to 8,677,295 shares (the "Shares") of PLATINUM's common stock, $.001 par value per share (the "Common Stock") pursuant to and in connection with PLATINUM's acquisition of Logic Works. You have requested that we confirm the accuracy of the statements contained in the Registration Statement regarding certain federal tax consequences under the section "The Merger - Certain U.S. Federal Income Tax Consequences" in the Registration Statement.

     We have examined the Registration Statement, the Agreement and Plan of Merger dated as of March 14, 1998 ("Merger Agreement") among PLATINUM,
PT Acquisition Corporation II, a wholly-owned subsidiary of PLATINUM, and Logic Works and such other documents as we have deemed necessary to render our opinions expressed below and within the Registration Statement.

     Based upon and subject to the foregoing, we are of the opinion that the statements set forth under the caption "The Merger-Certain U.S. Federal Income Tax Consequences" in the Registration Statement are accurate in all material respects.

     Our opinion expressed above is limited to the federal tax laws of the United States of America, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement.

                                          Very truly yours,

                                          /s/ BROBECK, PHLEGER & HARRISON LLP